Exhibit 4.3

EQT CORPORATION

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of May 17, 2021

to

INDENTURE

Dated as of March 18, 2008

3.125% Senior Notes due 2026

i

Section 5.2	Trustee Not Responsible for Recitals	14
Section 5.3	Governing Law	15
Section 5.4	Separability	15
Section 5.5	Counterparts	15

ii

TWELFTH SUPPLEMENTAL INDENTURE, dated as of May 17, 2021 (this “Twelfth Supplemental Indenture”), between EQT Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company, as successor, and the Trustee executed and delivered the indenture, dated as of March 18, 2008 (the “Base Indenture”, as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008, and by this Twelfth Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its notes under the Base Indenture to be known as its “3.125% Senior Notes due 2026” (the “Senior Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Twelfth Supplemental Indenture;

WHEREAS, the Board of Directors of the Company or the Special Financing Transactions Committee of the Board of Directors of the Company, as applicable, pursuant to resolutions duly adopted on May 4, 2021 and May 10, 2021, has duly authorized the issuance of the Senior Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Twelfth Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Twelfth Supplemental Indenture; and

WHEREAS, all things necessary to make this Twelfth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Twelfth Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Senior Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1            Definition of Terms. Unless the context otherwise requires:

(a)          each term defined in the Base Indenture has the same meaning when used in this Twelfth Supplemental Indenture;

(b)          the singular includes the plural and vice versa;

(c)          headings are for convenience of reference only and do not affect interpretation; and

(d)          a reference to a Section or Article is to a Section or Article of this Twelfth Supplemental Indenture unless otherwise indicated.

(e)          The following terms have the meanings given to them in this Section 1.1(e):

(i)           “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

(ii)          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(iii)         “Change of Control” means the occurrence of any of the following:

(A)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any Person (other than the Company or any of its Subsidiaries), which disposition is followed by a Rating Decline as a result of such sale, lease, transfer, conveyance or other disposition within 60 days after its consummation;

(B)	the adoption by the Company’s Board of Directors of a plan of liquidation or dissolution of the Company; or

(C)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline as a result of such transaction within 60 days thereafter.

(iv)         “Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves) after deducting therefrom (x) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (y) all current liabilities except for current maturities of long-term debt, current maturities of capitalized lease obligations, indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent audited consolidated balance sheet of the Company, but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower and deferred income taxes which are classified as current liabilities, all as of the end of the most recently completed quarterly accounting period of the Company for which financial information is available prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

(v)          “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of July 31, 2017, and effective on or about the date of this Twelfth Supplemental Indenture, by and among the Company, as borrower, and the commercial lending institutions and other parties that are agents and lenders thereunder, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time with one or more credit facilities or term loans of the Company or its Subsidiaries.

(vi)         “Debt” means indebtedness for borrowed money.

(vii)        “DTC” means The Depository Trust Company, a New York Corporation.

(viii)       “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

(ix)        “Event of Default” shall have the meaning assigned to it in Section 2.13.

(x)         “Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

(xi)        “Incurrence Time” shall have the meaning assigned to it in Section 2.10(b).

(xii)       “Investment Grade Rating” means a rating equal to or higher than:

(A)	Baa3 (or the equivalent) by Moody’s;

(B)	BBB– (or the equivalent) by S&P; and

(C)	BBB– (or the equivalent) by Fitch,

   or, if any such entity ceases to make a rating on the Senior Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other rating agency.

(xiii)      “Lien” means any mortgage, pledge, security interest or lien.

(xiv)      “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

(xv)       “Person” means, except as otherwise provided, any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(xvi)      “Principal Property” means any manufacturing plant or production, transportation or marketing facility or other similar facility located within the United States (other than its territories and possessions) and owned by, or leased to, the Company or any Restricted Subsidiary, the book value of the real property, plant and equipment of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) is not less than 1.5% of Consolidated Net Tangible Assets as of the date on which such facility is acquired or a leasehold interest therein is acquired.

(xvii)     “Rating Agencies” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available, then “Rating Agencies” shall include the applicable Substitute Rating Agency in lieu of Moody’s, S&P or Fitch, or any of them, as the case may be.

(xviii)    “Rating Category” means:

(A)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories);

(B)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(C)	with respect to Fitch, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories).

(xix)      “Rating Decline” means the occurrence of either of the following with respect to the Senior Notes:

(A)	if the Senior Notes do not have an Investment Grade Rating from all of the Ratings Agencies, the Senior Notes are downgraded by at least one Rating Category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of two of the Ratings Agencies; or

(B)	if the Senior Notes have an Investment Grade Rating from all of the Ratings Agencies, the Senior Notes cease to have an Investment Grade Rating by two of the Ratings Agencies.

  In determining whether the rating of the Senior Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P and Fitch, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P or Fitch, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

(xx)        “Restricted Subsidiary” means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States (other than its territories and possessions) which shall at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, own or be a lessee of a Principal Property.

(xxi)       “S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and its successors.

(xxii)      “Sale and Leaseback Transaction” shall have the meaning assigned to it in Section 2.11.

(xxiii)     “Subsidiary” means, with respect to the Company, a corporation of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of its directors is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

(xxiv)     “Substitute Rating Agency” means, in the Company’s discretion at any time and from time to time, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified to the Trustee by a certificate of a responsible officer of the Company) as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be.

(xxv)      “Voting Stock” of any person means all classes of capital stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 2.1           Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture, designated as the “3.125% Senior Notes due 2026”, which is not limited in aggregate principal amount. The initial aggregate principal amount of the Senior Notes to be issued under this Twelfth Supplemental Indenture shall be limited to $500,000,000. Any additional amounts of such series to be issued shall be set forth in a Company Order.

Section 2.2           Maturity. The stated maturity of principal for the Senior Notes will be May 15, 2026 (the “Stated Maturity Date”).

Section 2.3           Further Issues. The Company may at any time and from time to time, without notice to or the consent of the Holders of the Senior Notes, issue additional notes of such series. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the Senior Notes. Any such additional notes, together with the Senior Notes herein provided for, will constitute a single series of Securities under the Indenture; provided, that any such additional notes that are not fungible with the Senior Notes for U.S. Federal income tax purposes will have a separate CUSIP, ISIN and/or other identifying number, if applicable, than the Senior Notes.

Section 2.4           Form of Payment. Principal of, premium, if any, and interest on the Senior Notes shall be payable in U.S. dollars.

Section 2.5           Global Securities. Provisions relating to the Senior Notes are set forth in Appendix I attached hereto which is hereby incorporated in, and expressly made part of, the Indenture.

Section 2.6           Interest. The Senior Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from May 17, 2021 at the rate of 3.125% per annum, payable semiannually in arrears. Interest on the Senior Notes will be payable on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on November 15, 2021, to the Persons in whose names the Senior Notes are registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, preceding the relevant Interest Payment Date. Interest payable on each Interest Payment Date will include interest accrued from May 17, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 2.7           Reserved.

Section 2.8           Authorized Denominations. The Senior Notes shall be issuable in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 2.9           Redemption. The Senior Notes are subject to redemption at the option of the Company as set forth in the form of Senior Note attached hereto as Exhibit A.

Section 2.10         Limitation on Liens.

(a)          Except as otherwise provided in clauses (i) through (ix) below or in subsection (b) of this section, the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of stock or Debt issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing that the Senior Notes together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Senior Notes, shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such Debt shall be so secured; provided, however, that nothing in this Section 2.10 shall prevent, restrict or apply to (and there shall be excluded from secured Debt in any computation under this Section 2.10) Debt secured by:

(i)           Liens on property of, or shares of stock or Debt issued by, any Subsidiary existing at the time such Subsidiary becomes a Restricted Subsidiary; provided, that such Lien shall not have been incurred in connection with the transfer by the Company or a Restricted Subsidiary of a Principal Property to such Subsidiary unless the Company, within 180 days of the effective date of such transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the fair value, as determined by the Company’s Board of Directors, of such Principal Property at the time of such transfer, to the prepayment or retirement of Senior Notes or other Debt of the Company (other than Debt subordinated to the Senior Notes), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), having a stated maturity (x) more than 12 months from the date of such application or (y) which is extendable at the option of the obligor thereon to a date more than 12 months from the date of such application;

(ii)          Liens on any property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(iii)         Liens on any property to secure all or any part of the cost of development, construction, alteration, repair or improvement of all or any portion of such property, or to secure Debt incurred prior to, at the time of, or within 180 days after, the completion of such development, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(iv)         Liens which secure Debt owed by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary so long as the Debt is held by the Company or a Restricted Subsidiary;

(v)          Liens securing indebtedness of a corporation or other Person which becomes a successor of the Company in accordance with the provisions of Section 6.04 of the Base Indenture and Section 2.12 hereof other than Debt incurred by such corporation or other Person in connection with a consolidation, merger or sale of assets in accordance with Section 6.04 of the Base Indenture and Section 2.12 hereof;

(vi)         Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction, alteration, repair or improvement of the property subject to such Liens (including but not limited to Liens incurred in connection with pollution control, industrial revenue or similar financing), or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose;

(vii)        Liens securing Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a “production payment”;

(viii)       Liens created or assumed by a Subsidiary on oil, gas, coal or other mineral property, owned or leased by a Subsidiary, to secure Debt of such Subsidiary for the purpose of developing such property, including any interest of the character commonly referred to as a “production payment”; provided, however, that neither the Company nor any Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereof; and

(ix)         any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (viii), inclusive, or of any Debt secured thereby; provided, that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements and construction on such property), or to other property of the Company or its Restricted Subsidiaries not subject to the limitations of this Section 2.10, and shall secure no larger amount of Debt than that which had been so secured at the time of such extension, renewal or replacement (plus any premium or fee payable in connection therewith) and, in the case of clause (iv), that the Debt being secured thereby is being secured for the same type of Person as the Debt being replaced.

(b)         Notwithstanding the foregoing provisions of this Section 2.10, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien without equally and ratably securing the Senior Notes if at the time of such issuance, assumption or guarantee (the “Incurrence Time”) the aggregate amount of such Debt plus all other Debt of the Company and its Restricted Subsidiaries secured by Liens (other than Debt permitted to be secured under clauses (i) through (ix) above) which would otherwise be subject to the foregoing restrictions after giving effect to the retirement of any Debt which is concurrently being retired, plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by subsections (a) and (b) of Section 2.11) entered into after the date of this Twelfth Supplemental Indenture and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with subsection (c) of Section 2.11), does not exceed the greater of (i) $2.5 billion and (ii) 15% of Consolidated Net Tangible Assets; provided that to the extent the aggregate amount of any such Debt exceeds clause (ii) above but does not exceed clause (i), such incremental amount of Debt may only be Debt under the Credit Agreement.

Section 2.11         Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement after the date of this Twelfth Supplemental Indenture with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or a Restricted Subsidiary of any Principal Property (except a lease for a term not to exceed three years by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued and a lease which secures or relates to industrial revenue or pollution control bonds or similar financing), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person, more than 180 days after the completion of construction and commencement of full operation of such property by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein called a “Sale and Leaseback Transaction”) unless:

(a)          the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled pursuant to clauses (i) through (ix) of subsection (a) of Section 2.10, without equally and ratably securing the Senior Notes, to issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(b)          the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of this Twelfth Supplemental Indenture (other than such Sale and Leaseback Transactions as are permitted by subsection (a) or (c) of this Section 2.11), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (not including any such Debt secured by Liens described in clauses (i) through (ix) of subsection (a) of Section 2.10) which do not equally and ratably secure the Senior Notes, would not exceed 15% of Consolidated Net Tangible Assets; or

(c)          the Company, within 180 days after any such sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value, as determined by the Company’s Board of Directors, of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction to either (or a combination of) (A) the prepayment or retirement of Senior Notes or other Debt of the Company (other than Debt subordinated to the Senior Notes), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), or (B) the purchase, construction or development of other property used or useful in the business of the Company .

Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee’s obligation thereunder.

Section 2.12         Merger, Consolidation and Sale of Assets. In addition to the covenants provided in Section 6.04 of the Base Indenture, the Company will not consolidate or merge with or into any other entity, or sell other than for cash or lease its assets substantially as an entirety to another entity, or purchase the assets of another entity substantially as an entirety, if, as a result of any such consolidation, merger, sale, lease or purchase, properties or assets of the Company would become subject to a lien which would not be permitted by the Indenture, unless the Company or such successor Person, as the case may be, takes such steps as are necessary to effectively secure the Senior Notes equally and ratably with (or prior to) all indebtedness secured thereby.

Section 2.13         Events of Default. The term “Event of Default” with respect to the Senior Notes shall mean only:

(a)          the failure of the Company to pay any installment of interest on the Senior Notes when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(b)          the failure of the Company to pay the principal of (and premium, if any, on) the Senior Notes, when and as the same shall become payable, whether at maturity or by call for redemption;

(c)          the failure of the Company, subject to the provisions of Section 6.06 of the Base Indenture, to perform any covenants or agreements contained in the Indenture (other than a covenant or agreement which has been expressly included in the Indenture solely for the benefit of a series of Securities other than the Senior Notes and other than a covenant or agreement a default in the performance of which is specifically addressed elsewhere in this Section 2.13), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Senior Notes then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(d)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount in excess of $200,000,000 whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, which continues for a period of 30 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Senior Notes then Outstanding, specifying such default, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e)          the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(f)          the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any action; provided, however, that no event described in clause (c) or (d) above shall constitute an Event of Default hereunder until a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or until a written notice of any such event is received by the Trustee at the Corporate Trust Office, and such notice refers to the facts underlying such event, the Senior Notes generally, the Company and the Indenture.

Section 2.14         Appointment of Agents. The Trustee will initially be the Registrar and Paying Agent for the Senior Notes.

Section 2.15         Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Senior Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.04 of the Base Indenture and Sections 2.10, 2.11 and 2.12 with respect to the Senior Notes at any time after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied.

Section 2.16         Repurchase at the Option of Holders upon Change of Control.

(a)          If a Change of Control occurs with respect to the Senior Notes, unless the Company has previously or concurrently exercised its right to redeem all of the Senior Notes pursuant to Section 2.9, each Holder of Senior Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Senior Notes pursuant to the offer described in this Section 2.16 (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Senior Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase).

(b)          No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing that Change of Control and offering to repurchase the Senior Notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.16 by virtue of the Company’s compliance with such securities laws or regulations.

(c)          On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)           accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

(iii)         deliver or cause to be delivered to the Trustee (a) an Officer’s Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Company and (b) at the Company’s option, the Senior Notes so accepted for cancellation.

The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered and not withdrawn the Change of Control Payment for such tendered Senior Notes, with such payments to be made through the facilities of DTC for all Senior Notes in global form, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any, by such Holder; provided that each such new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)          The Company shall publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

(e)          The provisions described in this Section 2.16 that require the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of the Indenture are applicable.

(f)          The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer, (ii) a notice of redemption for all outstanding Senior Notes has been given, unless and until there is a default in payment of the applicable redemption price or (iii) in connection with or in contemplation of any publicly announced Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Senior Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Senior Notes properly tendered in accordance with the terms of the Alternate Offer.

(g)          A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer or Alternate Offer. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control Triggering Event may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 20 Business Days nor later than 60 days from the date the Change of Control Offer notice is sent, subject to extension, as described in Section 2.16(a).

(h)          A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, Senior Notes and/or Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents).

(i)           If Holders of not less than 90% in aggregate principal amount of the outstanding Senior Notes validly tender and do not withdraw such Senior Notes in a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described in Section 2.16(f), purchases all of the Senior Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Senior Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment or Alternate Offering price, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer price, as applicable, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase).

ARTICLE 3.

FORM OF NOTES

Section 3.1           Form of Senior Notes. The form and additional provisions relating to the Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are set forth in Appendix I and Exhibit A hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1           Original Issue of Senior Notes. The Senior Notes may, upon execution of this Twelfth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Senior Notes as in such Company order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1           Ratification of Indenture. The Base Indenture, as supplemented by this Twelfth Supplemental Indenture, is in all respects ratified and confirmed, and this Twelfth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Twelfth Supplemental Indenture apply solely with respect to the Senior Notes.

Section 5.2           Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twelfth Supplemental Indenture.

Section 5.3           Governing Law. This Twelfth Supplemental Indenture and each Senior Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4           Separability. In case any provision in the Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5           Counterparts.

(a)          This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twelfth Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Twelfth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twelfth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Twelfth Supplemental Indenture or any document to be signed in connection with this Twelfth Supplemental Indenture, including authentication of the Senior Notes, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b)          The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Twelfth Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EQT CORPORATION

By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Glenn McKeever
	Name:	Glenn McKeever
	Title:	Vice President

[Signature Page to Twelfth Supplemental Indenture]

Appendix I

PROVISIONS RELATING TO THE SENIOR NOTES

Section 1.           Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit C.

“Resale Restriction Termination Date” means, with respect to any Senior Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Senior Note and the last date on which the Company or any Affiliate of the Company was the owner of such Senior Note (or any Predecessor Security thereto).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Senior Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

Section 2.           General Terms. Senior Notes offered and sold to persons reasonably believed to be QIBs in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Securities substantially in the form attached hereto as Exhibit A, except as otherwise permitted herein. Such global Securities shall be referred to collectively herein as the “Rule 144A Global Securities,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of members of, or participants in, the Depositary (“Agent Members”), and shall be duly executed by the Company and authenticated by the Trustee as provided herein. The aggregate principal amount of Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Senior Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more global Securities substantially in the form attached hereto as Exhibit A, except as otherwise permitted herein. Such global Securities shall be referred to herein as the “Regulation S Global Securities,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as provided herein. The aggregate principal amount of Regulation S Global Securities may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Subject to the limitations on the issuance of certificated Securities set forth in Sections 4 and 5 of this Appendix, Securities issued pursuant to Section 3.06 of the Base Indenture in exchange for or upon transfer of beneficial interests (x) in Rule 144A Global Securities shall be in the form of permanent certificated Securities substantially in the form attached hereto as Exhibit A (the “Rule 144A Physical Securities”) or (y) in Regulation S Global Securities (if any), on or after the Regulation S Security Exchange Date with respect to such Regulation S Global Securities, shall be in the form of permanent certificated Securities substantially in the form attached hereto as Exhibit A (the “Regulation S Physical Securities”), respectively, as hereinafter provided.

The Rule 144A Physical Securities and Regulation S Physical Securities shall be construed to include any certificated Securities issued in respect thereof pursuant to Sections 3.04, 3.06 or 3.07 of the Base Indenture or pursuant to any partial redemption of the Senior Notes, and the Rule 144A Global Securities and Regulation S Global Securities shall be construed to include any global Securities issued in respect thereof pursuant to Sections 3.04, 3.06 or 3.07 of the Base Indenture or pursuant to any partial redemption of the Senior Notes. The Rule 144A Physical Securities and the Regulation S Physical Securities, together with any other certificated Securities issued and authenticated pursuant to the Indenture, are sometimes collectively herein referred to as the “Physical Securities.” The Rule 144A Global Securities and the Regulation S Global Securities, together with any other global Securities that are issued and authenticated pursuant to the Indenture, are sometimes collectively referred to as the “Global Securities.”

Section 3.           Restrictive and Global Securities Legends. Each of the Global Securities and Physical Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 5(d) of this Appendix:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [ONE YEAR— FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE, THE ORIGINAL ISSUANCE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO CLAUSES (C) TO (F) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER (THE FORM OF WHICH CERTIFICATE CAN BE OBTAINED FROM THE TRUSTEE).

BY ITS ACQUISITION OF THIS NOTE (OR ANY INTEREST HEREIN), THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OF HOLD THIS NOTE (OR ANY INTEREST IN THIS NOTE) CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B) OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

Each of the Global Securities shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE (AS DEFINED HEREIN).”

Each of the Regulation S Global Securities shall also bear the following legend on the face thereof:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Section 4.        Book-Entry Provisions for Global Securities. Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)           Agent Members shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or its custodian, or under such Global Securities. The Depositary may be treated by the Company, any other obligor upon the Senior Notes, the Trustee and any agent of any of them as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Senior Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Senior Note. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Senior Notes.

(c)           Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may not be transferred or exchanged for Physical Securities unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 3.06 of the Base Indenture and Section 5 of this Appendix. Subject to the limitation on issuance of Physical Securities set forth in Section 5(c) of this Appendix, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Security, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Securities and a successor depositary is not appointed within 90 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 90 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities; or (iv) an Event of Default shall have occurred and be continuing with respect to the Senior Notes and the Trustee has received a written request from the Depositary to issue Physical Securities.

(d)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners for Physical Securities pursuant to Section 4(c) of this Appendix, the Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the beneficial interest in the Global Security being transferred, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, one or more Physical Securities of like principal amount of authorized denominations.

(e)           In connection with a transfer of an entire Global Security to beneficial owners for Physical Securities pursuant to Section 4(c) of this Appendix, the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount of Rule 144A Physical Securities (in the case of any Rule 144A Global Security) or Regulation S Physical Securities (in the case of any Regulation S Global Security), as the case may be, of authorized denominations.

(f)            The transfer and exchange of a Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 5 of this Appendix) and the procedures therefor of the Depositary. Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in a different Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Security. Subject to Section 5 of this Appendix, the Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(g)           Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 4(c) of this Appendix shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Security and except as otherwise provided in Sections 3 and 5 of this Appendix, bear the Private Placement Legend.

(h)           Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Security may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 5 of this Appendix.

Section 5.               Special Transfer Provisions. (a)        Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security that is a Restricted Security to any Non-U.S. Person: The Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture (including Section 3.06 of the Base Indenture) and,

(i)             if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Security or (y) the proposed transferor has delivered to the Registrar and the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company, an opinion of counsel, certifications and other information satisfactory to the Company, and

(ii)            if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (i) above and (y) written instructions given in accordance with the procedures of the Registrar and of the Depositary;

whereupon (i) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any outstanding Physical Security) a decrease in the principal amount of the relevant Global Security in an amount equal to the principal amount of the beneficial interest in the relevant Global Security to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Security in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon receipt of a Company Order) the Trustee shall authenticate and deliver one or more Physical Securities of like amount.

(b)           Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture (including Section 3.06 of the Base Indenture) and,

(i)            if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Security stating, or has otherwise certified to the Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Security stating, or has otherwise certified to Registrar and the Company and the Trustee in writing, that it is purchasing such Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Security to be transferred consists of a Physical Security that after transfer is to be evidenced by an interest in a Global Security or consists of a beneficial interest in a Global Security that after the transfer is to be evidenced by an interest in a different Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Security in an amount equal to the principal amount of the Physical Security or such beneficial interest in such transferor Global Security to be transferred, and the Trustee shall cancel the Physical Security so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Security, as the case may be.

(c)           Limitation on Issuance of Physical Securities. No Physical Security shall be exchanged for a beneficial interest in any Global Security, except in accordance with Section 4 of the Appendix and this Section 5.

A beneficial owner of an interest in a Regulation S Global Security shall not be permitted to exchange such interest for a Physical Security until a date, which must be after the end of the Restricted Period, on which the Company receives a certificate of beneficial ownership substantially in the form attached hereto as Exhibit B from such beneficial owner (a “Certificate of Beneficial Ownership”). Such date, as it relates to a Regulation S Global Security, is herein referred to as the “Regulation S Security Exchange Date.”

(d)           Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Securities, (ii) upon written request of the Company after there is delivered to the Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to a Regulation S Global Security (on or after the Regulation S Security Exchange Date with respect to such Regulation S Global Security) or Regulation S Physical Security, in each case with the agreement of the Company, or (iv) such Securities are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(e)           Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 5, such registration to be done in accordance with the otherwise applicable provisions of this Section 5, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require (including, in the case of a transfer to an Accredited Investor (as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D promulgated under the Securities Act), a certificate substantially in the form attached hereto as Exhibit D) to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Security that is a Restricted Security may not be transferred other than as provided in this Section 5. A beneficial interest in a Global Security that is a Restricted Security may not be exchanged for a beneficial interest in another Global Security other than through a transfer in compliance with this Section 5.

(f)           General. By its acceptance of any Security bearing the Private Placement Legend, each Holder acknowledges the restrictions on transfer of such Security set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in the Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 4 of the Appendix or this Section 5 (including all Securities received for transfer pursuant to this Section 5). The Company shall have the right to require the Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

In connection with any transfer of any Senior Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder of the Senior Notes and any transferee of any Senior Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert any applicable legends as provided in Appendix I of the Indenture.]

CUSIP No. [             ]1

EQT CORPORATION

3.125% SENIOR NOTE DUE 2026

No. [__]	$[__]

[As revised by the Schedule of Increases or Decreases in Global Security attached hereto][2]

Interest. EQT Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [           ]3 or registered assigns, the principal sum of [__] dollars ($[__])[, as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]4 on May 15, 2026 and to pay interest thereon (computed on the basis of a 360-day year consisting of twelve 30-day months) from May 17, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing November 15, 2021 at the rate of 3.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, preceding the relevant Interest Payment Date (the “Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to the Holder of this Security (or one or more Predecessor Securities) not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

1 26884L AM1 (144A) / U2689E AA8 (Regulation S)

2 Include only if issued in global form.

3 For Global Securities insert: Cede & Co.

4 Include only if issued in global form.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

May 17, 2021	EQT CORPORATION

By:
		Name:	David M. Khani
		Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: May 17, 2021

THE BANK OF NEW YORK MELLON

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Security is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of March 18, 2008, between EQT Corporation (the “Company”), as successor, and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by a Second Supplemental Indenture, dated June 30, 2008, and by a Twelfth Supplemental Indenture, dated May 17, 2021 (as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially in aggregate principal amount of $500,000,000.

Optional Redemption. The Senior Notes are subject to redemption at the Company’s option, at any time and from time to time prior to the Stated Maturity Date, in whole or in part.

If any of the Senior Notes are redeemed prior to May 15, 2023, the Redemption Price will be equal to the greater of (i) 100% of the principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed (assuming that such Senior Notes matured on May 15, 2023 at the Redemption Price on such date as set forth in the table below) exclusive of interest accrued to, but excluding, the Redemption Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

If any of the Senior Notes are redeemed on or after May 15, 2023, the Redemption Price (expressed as percentages of principal amount) will be as set forth below, plus accrued and unpaid interest on the Senior Notes redeemed, to, but excluding, the Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2023	101.563%
2024	100.782%
2025 and thereafter	100.000%

For purposes of determining the Redemption Price for the optional redemption of the Senior Notes, the following definitions are applicable:

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(a)           the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b)           if the Independent Investment Banker is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of BofA Securities, Inc. and J.P. Morgan Securities LLC, as specified by the Company, or if these firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (i) BofA Securities, Inc. and J.P. Morgan Securities LLC (and their respective successors), provided however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (ii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Senior Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Senior Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

Notice of any redemption will be mailed, or delivered electronically if such Senior Notes are held by any Depositary (including, without limitation, DTC) in accordance with such Depositary’s customary procedures, at least 15 days but not more than 60 days before the Redemption Date to each registered Holder of Senior Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Senior Notes or portions of the Senior Notes called for redemption. If fewer than all of the Senior Notes are to be redeemed, the particular Senior Notes or portions thereof will be selected for redemption from the Outstanding Senior Notes not previously called in accordance with applicable DTC procedures.

The Senior Notes may be the subject of a Change of Control Offer (or an Alternate Offer), as further described in the Indenture.

Special Mandatory Redemption. If (x) the consummation of the Alta Acquisition (as defined below) does not occur on or before November 1, 2021 (the “Outside Date”) or (y) the Company notifies the Trustee that the Company will not pursue the consummation of the Alta Acquisition (the earlier of the date of delivery of such notice described in clause (y) and the Outside Date, the “Special Mandatory Redemption Trigger Date”), the Company will be required to redeem the Senior Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Company becomes obligated to redeem the Senior Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such Senior Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the third Business Day following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered Holder of Senior Notes to be redeemed. The Trustee will then promptly mail, or deliver electronically if such Senior Notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary's customary procedures, such notice of Special Mandatory Redemption to each registered Holder of Senior Notes to be redeemed at its registered address. Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Senior Notes to be redeemed.

For purposes of the Special Mandatory Redemption provisions of the Senior Notes, the following definitions are applicable:

“Alta Acquisition” means the acquisition of Alta by the Company pursuant to the Alta Purchase Agreement (as defined below).

“Alta Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of May 5, 2021 by and among Alta Resources Development, LLC, a Delaware limited liability company, Alta Marcellus Development, LLC, a Delaware limited liability company (“ARD Marcellus”), ARD Operating, LLC, a Delaware limited liability company (“ARD”, and together with ARD Marcellus, “Alta”), EQT Acquisition Holdco LLC, as buyer, and the Company, as buyer parent, as amended, supplemented, restated or otherwise modified from time to time.

Defaults and Remedies. If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Denominations, Transfer and Exchange. The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

Check One

[ ] (a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 5 of Appendix I of the Twelfth Supplemental Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

Form of Certificate of Beneficial Ownership

On or after [__________], 20[  ]

THE BANK OF NEW YORK MELLON
500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Re:	EQT Corporation (the “Company”)

3.125% Senior Notes due 2026 (the “Notes”)

Ladies and Gentlemen:

This letter relates to $________ principal amount of Notes represented by the offshore global note certificate (the “Regulation S Global Security”). Pursuant to Section 5(c) of Appendix I to the Twelfth Supplemental Indenture dated as of May 17, 2021, relating to the Notes, we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Regulation S Global Security and (2) we are either (i) a Non-U.S. person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”) or (ii) a U.S. person who purchased securities in a transaction that did not require registration under the Act.

You, the Company, and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

B-1

EXHIBIT C

Form of Regulation S Certificate

THE BANK OF NEW YORK MELLON
500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Re:	EQT Corporation (the “Company”)

3.125% Senior Notes due 2026 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1.  The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2.  Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.  No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4.  The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.  If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6.  If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

C-1

7.  We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Company, and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate: _________________, 20__

C-2

EXHIBIT D

Form of Certificate from Acquiring Institutional Accredited Investors

THE BANK OF NEW YORK MELLON
500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Re:	EQT Corporation (the “Company”)

3.125% Senior Notes due 2026 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that:

1.       We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Twelfth Supplemental Indenture dated as of May 17, 2021, relating to the Notes (together with the Indenture, dated as of March 18, 2008, between the Company, as successor, and you, as trustee, supplemented and amended by a Second Supplemental Indenture, dated June 30, 2008, and as amended, supplemented, waived or otherwise modified, the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within one year after the original issuance of the Notes, we will do so only (A) to the Company, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

3.       We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer or sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Company and counsel to the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Authorized Signature

D-2